Exhibit 99.1

O S H K O S H  C O R P O R A T I O N

For more information, contact:

Financial:	Patrick Davidson
Senior Vice President, Investor Relations
920.502.3266

Media:	Bryan Brandt
Senior Vice President, Chief Marketing Officer
920.502.3670

Oshkosh Corporation Reports Results
for the Three Months Ended December 31, 2021

Issues Fiscal 2022 Sales and Earnings Expectations

Repurchased 1.4 million Shares of Common Stock

Declares Quarterly Cash Dividend of $0.37 Per Share

OSHKOSH, Wis. (January 26, 2022) – Oshkosh Corporation (NYSE: OSK), a leading innovator of mission-critical vehicles and essential equipment, today reported net income for the three months ended December 31, 2021 of $6.2 million, or $0.09 per diluted share, compared to $69.5 million, or $1.01 per diluted share, for the three months ended December 31, 2020.

Results for the three months ended December 31, 2020 included after-tax charges of $7.8 million, or $0.11 per diluted share, associated with restructuring actions in the Access Equipment segment and $0.6 million, or $0.01 per diluted share, associated with business acquisition costs in the Defense segment. Excluding these items, adjusted1 net income for the three months ended December 31, 2020 was $77.9 million, or $1.13 per diluted share.

Consolidated net sales for the three months ended December 31, 2021 increased 13.7 percent to $1.79 billion compared to the three months ended December 31, 2020 largely as a result of robust demand for access equipment in North America, offset in part by lower Fire & Emergency segment sales.

Consolidated operating income for the three months ended December 31, 2021 decreased 81.2 percent to $18.0 million, or 1.0 percent of sales, compared to $95.9 million, or 6.1 percent of sales, for the three months ended December 31, 2020. The decrease was primarily due to higher material & logistics costs, unfavorable cumulative catch-up adjustments on contracts in the Defense segment and unfavorable product mix, offset in

[1]

This news release refers to GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures. Oshkosh Corporation believes that the non-GAAP measures provide investors a useful comparison of the Company’s performance to prior period results. These non-GAAP measures may not be comparable to similarly-titled measures disclosed by other companies. A reconciliation of the Company’s presented non-GAAP measures to the most directly comparable GAAP measures can be found under the caption “Non-GAAP Financial Measures” in this news release.

Oshkosh Corporation Reports Results for the Three Months Ended December 31, 2021

January 26, 2022

part by the impact of the higher sales volume and the beginning of higher pricing in response to the higher input costs. Excluding $8.0 million of pre-tax charges related to restructuring actions and $0.7 million of pre-tax business acquisition costs, adjusted1 operating income for the three months ended December 31, 2020 was $104.6 million, or 6.6 percent of sales.

“Our results for the three months ended December 31, 2021 were largely in line with our expectations as Oshkosh team members persevered through increasing COVID levels, supply chain and logistics disruptions and elevated input costs to deliver sales growth as well as positive operating income and earnings per share,” stated John C. Pfeifer, Oshkosh Corporation president and chief executive officer. “We posted revenue growth of nearly 14 percent, which was enabled by a number of actions we have taken and continue to execute to improve our supply chain and operations resiliency. I am proud of the entrepreneurial spirit across the Company as we continue to create value for our shareholders.

“Our positive long-term outlook and strong business foundation are built on our People First culture, strong market fundamentals, strategic program wins and a comprehensive offering of innovative new products & services that will drive continued market leadership. Confidence in our long-term outlook is evident as we returned $150 million to shareholders through share repurchases during the three months ended December 31, 2021.

“With strong customer demand, significant price realization in our backlog, improved visibility to input costs and our continued efforts to manage supply chain dynamics, we are initiating fiscal 2022 diluted earnings per share expectations with a range of $5.75 to $6.75. We believe we are well-positioned as we continue to invest in our business and in our people,” added Pfeifer.

Factors affecting the Company’s business segment results for the three months ended December 31, 2021 included:

Access Equipment - Access Equipment segment net sales for the three months ended December 31, 2021 increased 47.9 percent to $833.5 million due to robust demand for access equipment in North America, resulting in record sales for the Access Equipment segment for any three-month period ended December 31.

Access Equipment segment operating income in the three months ended December 31, 2021 increased 29.7 percent to $32.3 million, or 3.9 percent of sales, compared to $24.9 million, or 4.4 percent of sales, in the three months ended December 31, 2020. The increase was primarily due to the impact of the higher sales volume, improved pricing, favorable regional sales mix and the absence of charges related to restructuring actions, offset in part by higher material & logistics costs. Excluding $8.0 million of pre-tax charges related to restructuring actions, adjusted1 operating income for the three months ended December 31, 2020 was $32.9 million, or 5.8 percent of sales.

Defense - Defense segment net sales for the three months ended December 31, 2021 decreased 3.4 percent to $531.5 million due to lower Family of Medium Tactical Vehicle program volume, lower Family of Heavy Tactical Vehicle program volume and lower aftermarket parts & services sales, offset in part by higher Joint Light Tactical Vehicle (JLTV) program volume and sales related to the Pratt Miller acquisition.

Defense segment operating income in the three months ended December 31, 2021 decreased 79.9 percent to $10.6 million, or 2.0 percent of sales, compared to $52.8 million, or 9.6 percent of sales, in the three months ended December 31, 2020. The decrease was due to lower cumulative catch-up adjustments on contracts as rising material costs offset the benefit of the JLTV order received in the three months ended December 31, 2021 as well as unfavorable product mix.

Fire & Emergency - Fire & Emergency segment net sales for the three months ended December 31, 2021 decreased 20.2 percent to $218.6 million as supply chain disruptions impacted production and delivery of Pierce fire trucks during the three months ended December 31, 2021 as well as lower aircraft rescue and firefighting vehicle sales volume as a number of multi-unit international awards were recognized in sales during the three months ended December 31, 2020.

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Oshkosh Corporation Reports Results for the Three Months Ended December 31, 2021

January 26, 2022

Fire & Emergency segment operating income in the three months ended December 31, 2021 decreased 73.5 percent to $9.3 million, or 4.3 percent of sales, compared to $35.1 million, or 12.8 percent of sales, in the three months ended December 31, 2020. The decrease was due to the impact of the lower sales volume, higher material costs and higher manufacturing costs, offset in part by higher pricing in response to the higher input costs.

Commercial - Commercial segment net sales for the three months ended December 31, 2021 increased 7.6 percent to $210.6 million due to higher front-discharge concrete mixer volume and higher pricing in response to higher input costs.

The Commercial segment reported an operating loss of $3.3 million, or (1.6) percent of sales, in the three months ended December 31, 2021 compared to operating income of $11.9 million, or 6.1 percent of sales, in the three months ended December 31, 2020. The decrease in operating results was largely due to higher material costs and adverse product mix, offset in part by improved pricing.

Corporate - Corporate operating costs for the three months ended December 31, 2021 increased $2.1 million to $30.9 million primarily due to the return of spending related to temporary cost reductions in the three months ended December 31, 2020, offset in part by lower incentive and share-based compensation costs.

Interest Expense Net of Interest Income - Interest expense net of interest income in the three months ended December 31, 2021 increased $0.4 million to $11.8 million.

Provision for Income Taxes – During the three months ended December 31, 2021, the Company recorded a benefit from income tax of $4.4 million on pre-tax income of $0.6 million. The provision for income tax in the three months ended December 31, 2021 included benefits for research & development tax credits, foreign derived income and stock-based compensation.

Share repurchases – The Company repurchased 1,362,831 shares of Common Stock for $150.0 million during the three months ended December 31, 2021. Share repurchases did not have an impact on diluted earnings per share during the three months ended December 31, 2021 compared to the three months ended December 31, 2020.

Fiscal 2022 Expectations

The Company announced its fiscal 2022 diluted earnings per share estimate range of $5.75 to $6.75 on projected net sales between $8.0 billion and $8.5 billion. These estimates reflect operating income between $545 million and $625 million.

Dividend Announcement

The Company’s Board of Directors today declared a quarterly cash dividend of $0.37 per share of Common Stock. The dividend will be payable on February 25, 2022 to shareholders of record as of February 11, 2022.

Conference Call

The Company will host a conference call at 9:00 a.m. EST this morning to discuss its results for the three months ended December 31, 2021 and its full-year fiscal 2022 outlook. Slides for the call will be available on the Company’s website beginning at 7:00 a.m. EST this morning. The call will be simultaneously webcast. To access the webcast, go to oshkoshcorp.com at least 15 minutes prior to the event and follow instructions for listening to the webcast. An audio replay of the call and related question and answer session will be available for 12 months at this website.

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Oshkosh Corporation Reports Results for the Three Months Ended December 31, 2021

January 26, 2022

Forward Looking Statements

This news release contains statements that the Company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including, without limitation, statements regarding the Company’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations, are forward-looking statements. When used in this news release, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the extent of supply chain and logistics disruptions, particularly if demand continues to rebound from the COVID-19 pandemic; the Company’s ability to increase prices or impose surcharges to raise margins or to offset higher input costs, including increased raw material, labor and freight costs; the Company’s ability to attract production labor in a timely manner; the cyclical nature of the Company’s access equipment, commercial and fire & emergency markets, which are particularly impacted by the strength of U.S. and European economies and construction seasons; the Company’s estimates of access equipment demand which, among other factors, is influenced by historical customer buying patterns and rental company fleet replacement strategies; the strength of the U.S. dollar and its impact on Company exports, translation of foreign sales and the cost of purchased materials; the Company’s ability to predict the level and timing of orders for indefinite delivery/indefinite quantity contracts with the U.S. federal government; the impact of any U.S. Department of Defense solicitation for competition for future contracts to produce military vehicles; the impacts of budget constraints facing the U.S. Postal Service and continuously changing demands for postal services; the impact of severe weather, natural disasters or pandemics that may affect the Company, its suppliers or its customers; risks related to the collectability of receivables, particularly for those businesses with exposure to construction markets; the cost of any warranty campaigns related to the Company’s products; risks associated with international operations and sales, including compliance with the Foreign Corrupt Practices Act; risks that a trade war and related tariffs could reduce the competitiveness of the Company’s products; the Company’s ability to comply with complex laws and regulations applicable to U.S. government contractors; cybersecurity risks and costs of defending against, mitigating and responding to data security threats and breaches impacting the Company; the Company’s ability to successfully identify, complete and integrate acquisitions and to realize the anticipated benefits associated with the same; and risks related to the Company’s ability to successfully execute on its strategic road map and meet its long-term financial goals. Additional information concerning these and other factors is contained in the Company’s filings with the Securities and Exchange Commission, including the Form 8-K filed today. All forward-looking statements speak only as of the date of this news release. The Company assumes no obligation, and disclaims any obligation, to update information contained in this news release. Investors should be aware that the Company may not update such information until the Company’s next quarterly earnings conference call, if at all.

About Oshkosh Corporation

At Oshkosh (NYSE: OSK), we make innovative, mission-critical equipment to help everyday heroes advance communities around the world. Headquartered in Wisconsin, Oshkosh Corporation employs approximately 15,000 team members worldwide, all united behind a common cause: to make a difference in people’s lives. Oshkosh products can be found in more than 150 countries under the brands of JLG®, Pierce®, Oshkosh® Defense, McNeilus®, IMT®, Jerr-Dan®, Frontline™, Oshkosh® Airport Products, London™ and Pratt Miller. For more information, visit oshkoshcorp.com.
________

®, ™ All brand names referred to in this news release are trademarks of Oshkosh Corporation or its subsidiary companies.

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Oshkosh Corporation Reports Results for the Three Months Ended December 31, 2021

January 26, 2022

OSHKOSH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In millions, except share and per share amounts; unaudited)

	Three Months Ended December 31,
	2021	2020
Net sales	$1,791.7	$1,576.5
Cost of sales	1,620.0	1,333.9
Gross income	171.7	242.6

Operating expenses:
Selling, general and administrative	150.9	145.4
Amortization of purchased intangibles	2.8	1.3
Total operating expenses	153.7	146.7
Operating income	18.0	95.9

Other income (expense):
Interest expense	(12.5)	(12.0)
Interest income	0.7	0.6
Miscellaneous, net	(5.6)	(1.5)
Income before income taxes and earnings (losses) of unconsolidated affiliates	0.6	83.0
Provision for (benefit from) income taxes	(4.4)	13.2
Income before earnings (losses) of unconsolidated affiliates	5.0	69.8
Equity in earnings (losses) of unconsolidated affiliates	1.2	(0.3)
Net income	$6.2	$69.5

Earnings per share:
Basic	$0.09	$1.02
Diluted	0.09	1.01

Basic weighted-average shares outstanding	67,351,145	68,240,322
Dilutive equity-based compensation awards	585,332	568,241
Diluted weighted-average shares outstanding	67,936,477	68,808,563

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Oshkosh Corporation Reports Results for the Three Months Ended December 31, 2021

January 26, 2022

OSHKOSH CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions; unaudited)

	December 31,	September 30,
	2021	2021
Assets
Current assets:
Cash and cash equivalents	$995.7	$1,375.8
Receivables, net	973.4	1,017.3
Unbilled receivables	440.8	421.1
Inventories, net	1,382.7	1,267.4
Income taxes receivable	250.3	278.1
Other current assets	71.7	58.2
Total current assets	4,114.6	4,417.9
Property, plant and equipment:
Property, plant and equipment	1,480.3	1,467.1
Accumulated depreciation	(887.1)	(871.2)
Property, plant and equipment, net	593.2	595.9
Goodwill	1,049.0	1,052.0
Purchased intangible assets, net	464.0	466.8
Deferred income taxes	111.5	8.3
Other long-term assets	389.5	350.7
Total assets	$6,721.8	$6,891.6

Liabilities and Shareholders’ Equity
Current liabilities:
Revolving credit facilities and current maturities of long-term debt	$-	$-
Accounts payable	747.4	860.4
Customer advances	690.9	654.3
Payroll-related obligations	118.4	215.1
Income taxes payable	222.1	64.9
Other current liabilities	364.2	357.0
Total current liabilities	2,143.0	2,151.7
Long-term debt, less current maturities	819.0	818.8
Other long-term liabilities	683.4	673.3
Commitments and contingencies
Shareholders’ equity	3,076.4	3,247.8
Total liabilities and shareholders’ equity	$6,721.8	$6,891.6

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Oshkosh Corporation Reports Results for the Three Months Ended December 31, 2021

January 26, 2022

OSHKOSH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions; unaudited)

	Three Months Ended December 31,
	2021	2020
Operating activities:
Net income	$6.2	$69.5
Depreciation and amortization	27.0	26.6
Stock-based compensation expense	4.2	6.6
Deferred income taxes	(185.1)	0.2
(Gain) loss on sale of assets	(5.6)	2.7
Foreign currency transaction (gains) losses	(0.9)	0.5
Other non-cash adjustments	5.8	2.6
Changes in operating assets and liabilities	(14.7)	259.4
Net cash provided (used) by operating activities	(163.1)	368.1

Investing activities:
Additions to property, plant and equipment	(39.4)	(21.6)
Additions to equipment held for rental	(3.8)	(1.9)
Proceeds from sale of property, plant and equipment	3.5	-
Proceeds from sale of equipment held for rental	14.9	2.7
Other investing activities	(3.9)	(2.5)
Net cash used by investing activities	(28.7)	(23.3)

Financing activities:
Repayments of debt	-	(5.2)
Repurchases of Common Stock	(162.0)	(8.0)
Dividends paid	(24.9)	(22.5)
Proceeds from exercise of stock options	2.7	4.6
Other financing activities	(2.1)	(1.2)
Net cash used by financing activities	(186.3)	(32.3)

Effect of exchange rate changes on cash	(2.0)	3.2
Increase (decrease) in cash and cash equivalents	(380.1)	315.7
Cash and cash equivalents at beginning of period	1,375.8	582.9
Cash and cash equivalents at end of period	$995.7	$898.6

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Oshkosh Corporation Reports Results for the Three Months Ended December 31, 2021

January 26, 2022

OSHKOSH CORPORATION

SEGMENT INFORMATION

(In millions; unaudited)

	Three Months Ended December 31,
	2021			2020
	External Customers	Inter- segment	Net Sales	External Customers	Inter- segment	Net Sales
Access Equipment
Aerial work platforms	$415.3	$-	$415.3	$278.0	$-	$278.0
Telehandlers	210.6	-	210.6	122.9	-	122.9
Other	207.4	0.2	207.6	161.5	1.3	162.8
Total Access Equipment	833.3	0.2	833.5	562.4	1.3	563.7

Defense	531.1	0.4	531.5	550.0	0.3	550.3

Fire & Emergency	217.0	1.6	218.6	269.8	4.1	273.9

Commercial
Refuse collection	98.2	-	98.2	102.3	-	102.3
Concrete mixers	88.8	-	88.8	67.7	-	67.7
Other	23.2	0.4	23.6	24.2	1.5	25.7
Total Commercial	210.2	0.4	210.6	194.2	1.5	195.7
Corporate and intersegment eliminations	0.1	(2.6)	(2.5)	0.1	(7.2)	(7.1)
	$1,791.7	$-	$1,791.7	$1,576.5	$-	$1,576.5

	Three Months Ended December 31,
	2021	2020
Operating income (loss):
Access Equipment	$32.3	$24.9
Defense	10.6	52.8
Fire & Emergency	9.3	35.1
Commercial	(3.3)	11.9
Corporate and intersegment eliminations	(30.9)	(28.8)
	$18.0	$95.9

	December 31,
	2021	2020
Period-end backlog:
Access Equipment	$3,571.1	$771.5
Defense	3,532.2	3,399.9
Fire & Emergency	1,547.2	1,170.8
Commercial	607.0	361.0
	$9,257.5	$5,703.2

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Oshkosh Corporation Reports Results for the Three Months Ended December 31, 2021

January 26, 2022

Non-GAAP Financial Measures

The Company reports its financial results in accordance with generally accepted accounting principles in the United States of America (GAAP). The Company is presenting various operating results both on a GAAP basis and on a basis excluding items that affect comparability of results. When the Company excludes certain items as described below, they are considered non-GAAP financial measures. The Company believes excluding the impact of these items is useful to investors in comparing the Company’s performance to prior period results. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s results prepared in accordance with GAAP. The table below presents a reconciliation of the Company’s presented non-GAAP measures to the most directly comparable GAAP measures (in millions, except per share amounts):

	Three Months Ended December 31,
	2021	2020
Access Equipment segment operating income (GAAP)	$32.3	$24.9
Restructuring-related costs	-	8.0
Adjusted Access Equipment segment operating income (non-GAAP)	$32.3	$32.9

Defense segment operating income (GAAP)	$10.6	$52.8
Acquisition costs	-	0.7
Adjusted Defense segment operating income (non-GAAP)	$10.6	$53.5

Consolidated operating income (GAAP)	$18.0	$95.9
Restructuring-related costs	-	8.0
Acquisition costs	-	0.7
Adjusted consolidated operating income (non-GAAP)	$18.0	$104.6

Income before taxes (GAAP)	$0.6	$83.0
Restructuring-related costs	-	8.0
Acquisition costs	-	0.7
Adjusted income before taxes (non-GAAP)	$0.6	$91.7

Provision for (benefit from) income taxes (GAAP)	$(4.4)	$13.2
Income tax benefit of restructuring-related costs	-	0.2
Income tax benefit of acquisition costs	-	0.1
Adjusted provision for (benefit from) income taxes (non-GAAP)	$(4.4)	$13.5

Net income (GAAP)	$6.2	$69.5
Restructuring-related costs, net of tax	-	7.8
Acquisition costs, net of tax	-	0.6
Adjusted net income (non-GAAP)	$6.2	$77.9

Earnings per share-diluted (GAAP)	$0.09	$1.01
Restructuring-related costs, net of tax	-	0.11
Acquisition costs, net of tax	-	0.01
Adjusted earnings per share-diluted (non-GAAP)	$0.09	$1.13

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Oshkosh Corporation Reports Results for the Three Months Ended December 31, 2021

January 26, 2022

Fiscal Year Change

On October 6, 2021, the Company’s Board of Directors approved a change in the Company’s fiscal year end from September 30 to December 31. Accordingly, the Company had an abbreviated fiscal year that ran from October 1, 2021 through December 31, 2021. The Company’s next full fiscal year began on January 1, 2022. The change in the Company’s fiscal year had no impact on the Company’s historical consolidated financial position, results of operations, or cash flows. In order to aid the comparability of future financial data to historical financial data, the Company has recast selected unaudited historical financial information on the basis of a December 31 fiscal year end.

Select Recast Financial Results (Unaudited; in millions, except share and per share amounts)

	Year Ended December 31,
	2021	2020	2019
Net sales	$7,952.5	$6,738.2	$8,273.7
Cost of sales	6,802.6	5,664.8	6,795.1
Gross income	1,149.9	1,073.4	1,478.6

Operating expenses:
Selling, general and administrative	672.0	592.6	698.3
Amortization of purchased intangibles	11.1	5.3	34.7
Total operating expenses	683.1	597.9	733.0
Operating income	466.8	475.5	745.6

Other income (expense):
Interest expense	(48.7)	(58.2)	(53.8)
Interest income	3.6	6.8	5.9
Miscellaneous, net	(6.2)	1.1	2.1
Income before income taxes and earnings (losses) of unconsolidated affiliates	415.5	425.2	699.8
Provision for income taxes	7.6	105.3	152.3
Income before earnings (losses) of unconsolidated affiliates	407.9	319.9	547.5
Equity in earnings (losses) of unconsolidated affiliates	1.5	(1.6)	(1.4)
Net income	$409.4	$318.3	$546.1

Earnings per share:
Basic	$6.00	$4.67	$7.92
Diluted	5.93	4.63	7.83

Basic weighted-average shares outstanding	68,258,241	68,185,043	68,971,496
Dilutive equity-based compensation awards	730,661	569,638	789,748
Diluted weighted-average shares outstanding	68,988,902	68,754,681	69,761,244

	Year Ended December 31,
	2021	2020	2019
Net Sales
Access Equipment	$3,341.9	$2,360.9	$3,971.1
Defense	2,506.8	2,361.4	2,127.6
Fire & Emergency	1,171.3	1,124.0	1,177.6
Commercial	952.5	929.3	1,024.2
Corporate and intersegment eliminations	(20.0)	(37.4)	(26.8)
	$7,952.5	$6,738.2	$8,273.7

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Oshkosh Corporation Reports Results for the Three Months Ended December 31, 2021

January 26, 2022

	Year Ended December 31,
	2021	2020	2019
Operating income (loss):
Access Equipment	$256.5	$154.5	$505.2
Defense	155.6	209.9	167.3
Fire & Emergency	148.4	150.7	163.4
Commercial	55.8	75.3	65.9
Corporate and intersegment eliminations	(149.5)	(114.9)	(156.2)
	$466.8	$475.5	$745.6

Select Recast Non-GAAP Financial Measures (Unaudited; in millions, except per share amounts)

	Year Ended December 31,
	2021	2020	2019
Access Equipment segment operating income (GAAP)	$256.5	$154.5	$505.2
Restructuring-related costs	3.5	23.1	-
Adjusted Access Equipment segment operating income (non-GAAP)	$260.0	$177.6	$505.2

Defense segment operating income (GAAP)	$155.6	$209.9	$167.3
Arbitration settlement	-	(0.9)	-
Acquisition costs	0.3	0.7	-
Adjusted Defense segment operating income (non-GAAP)	$155.9	$209.7	$167.3

Fire & Emergency segment operating income (GAAP)	$148.4	$150.7	$163.4
Restructuring costs	-	1.4	-
Adjusted Fire & Emergency segment operating income (non-GAAP)	$148.4	$152.1	$163.4

Commercial segment operating income (GAAP)	$55.8	$75.3	$65.9
Restructuring-related costs	-	5.6	-
Proceeds from business interruption insurance	-	(12.3)	-
Gain on sale of a business	-	(3.1)	-
Adjusted Commercial segment operating income (non-GAAP)	$55.8	$65.5	$65.9

Corporate operating income (GAAP)	$(149.5)	$(114.9)	$(156.2)
Restructuring costs	-	1.1	-
Adjusted corporate operating income (non-GAAP)	$(149.5)	$(113.8)	$(156.2)

Consolidated operating income (GAAP)	$466.8	$475.5	$745.6
Restructuring-related costs	3.5	31.2	-
Arbitration settlement	-	(0.9)	-
Proceeds from business interruption insurance	-	(12.3)	-
Gain on sale of a business	-	(3.1)	-
Acquisition costs	0.3	0.7	-
Adjusted consolidated operating income (non-GAAP)	$470.6	$491.1	$745.6

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Oshkosh Corporation Reports Results for the Three Months Ended December 31, 2021

January 26, 2022

	Year Ended December 31,
	2021	2020	2019
Net income (GAAP)	$409.4	$318.3	$546.1
Restructuring-related costs, net of tax	3.9	25.7	-
Arbitration settlement, net of tax	-	(3.2)	-
Insurance proceeds, net of tax	-	(14.2)	-
Gain on sale of a business, net of tax	-	(2.8)	-
Acquisition costs, net of tax	0.2	0.6	-
Debt extinguishment costs, net of tax	-	6.5	-
Revaluation of net deferred tax liabilities	(11.7)	11.4	-
Net operating loss carryback tax benefit	(75.3)	-	-
Adjusted net income (non-GAAP)	$326.5	$342.3	$546.1

Earnings per share-diluted (GAAP)	$5.93	$4.63	$7.83
Restructuring-related costs, net of tax	0.06	0.37	-
Arbitration settlement, net of tax	-	(0.05)	-
Insurance proceeds, net of tax	-	(0.21)	-
Gain on sale of a business, net of tax	-	(0.04)	-
Acquisition costs, net of tax	-	0.01	-
Debt extinguishment costs, net of tax	-	0.09	-
Revaluation of net deferred tax liabilities	(0.17)	0.17	-
Net operating loss carryback tax benefit	(1.09)	-	-
Adjusted earnings per share-diluted (non-GAAP)	$4.73	$4.97	$7.83

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